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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                NATIONAL RESTAURANT ENTERPRISES HOLDINGS, INC.

                                    *  *  *

     FIRST: The name of the Corporation is "National Restaurant Enterprises
     -----
Holdings, Inc." (the "Corporation").
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     SECOND: The address of the Corporation's registered office in the State of
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Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.
The name of its registered agent at such address is The Corporation Trust
Company.

     THIRD: The nature of the business or purpose to be conducted or promoted
     -----
by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "Delaware Law").
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     FOURTH: The total number of shares of stock which the Corporation shall
     ------
have authority to issue is two hundred sixty thousand one hundred twenty five (260,125) shares, consisting of:

          (i) twelve thousand five hundred twenty five (12,525) shares of Class A Common Stock, par value $.01 per share (the "Class A Common
                                                          --------------
     Stock");
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          (ii)   two hundred thirty seven thousand six hundred (237,600) shares of Class B Common Stock, par value $.01 per share (the "Class B Common
                                                             --------------
     Stock," and collectively, with the Class A Common Stock, the "Common
     -----                                                         ------
     Stock"); and
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          (iii)  ten thousand (10,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").
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     A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock is as follows:

     1.   Common Stock.

          (a)  Dividends. All shares of Common Stock of the Corporation shall be
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     of equal rank and shall be identical, except as hereinafter specifically set forth. No dividend or other distribution shall be paid upon, or declared or set apart for, any share of any class of Common Stock of the Corporation for any dividend period unless at the same time a dividend or distribution for the same period shall be paid upon, or declared and set apart for, all shares of each other class of Common Stock then issued and outstanding, in the same amount with respect to each issued and outstanding share of Common Stock, as though all shares of Common Stock were of a single class, except that the Corporation
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     may at any time concurrently declare and pay an equal dividend, on a share for share basis, in each respective class of Common Stock in shares of such class of Common Stock.

          (b)  Liquidation Rights.  In the event of a voluntary or involuntary
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     liquidation, dissolution or winding-up of the Corporation, the holders of each class of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock ratably in proportion to the number of shares of all classes of Common Stock then issued and outstanding as though all such shares were of a single class.

          (c)  Corporate Event.  There shall be no increase, decrease or other
               ---------------
     alteration of the issued and outstanding shares of any class of Common Stock of the Corporation by or as a result of any stock split, stock dividend, combination of shares, recapitalization, reclassification merger, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, liquidation, dissolution or other similar corporate transaction (each, a "Corporate Event") unless at the same time
                                     ---------------
     the shares of the other class or classes of Common Stock then issued and outstanding are also increased, decreased or otherwise altered, as the case may be, in the same manner and to the same extent. Without limiting the generality of the foregoing, the number of shares of each class of Common Stock issued and outstanding immediately following any such Corporate Event shall bear the same ratio to the number of shares of that class of Common Stock issued and outstanding immediately prior to such Corporate Event as the number of shares of each other class of Common Stock issued and outstanding immediately following such Corporate Event shall bear to the number of shares of that class of Common Stock issued and outstanding immediately prior to such Corporate Event.

          (d)  Voting Rights.  The holders of Class A Common Stock shall be
               -------------
     entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes to the extent authorized by law. The holders of Class B Common Stock shall, except as otherwise required by law, not be entitled to vote at any meeting of stockholders or to express consent or dissent to any corporate action taken without a meeting (including, without limitation, any election or removal of the directors of the Corporation). The Class B Common Stock shall not be included in determining the number of shares voting or consenting or entitled to vote or consent on such matters; provided, however, without the
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     affirmative vote or prior written consent of the holders of a majority of the outstanding shares of Class B Common Stock, each voting or consenting as a separate class, the Corporation shall not (i) merge with or into, or consolidate with, any other corporation if, under the terms pursuant to which such merger or consolidation is to be effected (A) the holders of Class B Common Stock would receive consideration in exchange for each share of such stock outstanding immediately prior to such merger or consolidation that is less in amount than, or different in form from, the consideration to be received in connection with such merger or consolidation by the holders of Class A Common Stock in exchange for each share of such stock outstanding immediately prior to such merger or consolidation, or (B) the holders of Class B Common Stock would receive any consideration (whether in the form of cash,

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     property or securities) in exchange for the shares of Class B Common Stock held by them immediately prior to such merger or consolidation and any holder of Class A Common Stock (other than a subsidiary of the Corporation) would retain the shares of such stock held by it immediately prior to such merger or consolidation, or (ii) effectuate any amendment to, or modification or waiver of, any provision of this Restated Certificate of Incorporation that alters or changes the powers, designations, preferences or rights of the shares of Class B Common Stock (including, without limitation, any provision of this subdivision (d) of paragraph 1 of this
                                       ---------------    -----------
     ARTICLE FOURTH).


     2.   Preferred Stock.  Subject to approval by holders of shares of any
          ---------------
class or series of Preferred Stock to the extent such approval is required by its terms, the Board of Directors is hereby expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to Delaware Law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The rate of dividends, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;

          (c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

          (d) Whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

          (e) Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

          (f) The amounts, if any, payable under the shares thereof in the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

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          (g)  Sinking fund provisions, if any, for the redemption or purchase of the shares (the term "sinking fund" being understood to include any similar fund, however designated); and

          (h) Any other relative rights, preferences, limitations and powers of that series.

     FIFTH: The name and mailing address of the incorporator is as follows:
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                            Christopher N. Travers
                             Mayer, Brown & Platt
                           1675 Broadway, Suite 1900
                        New York, New York  10019-5820

     SIXTH: At all meetings of stockholders, each stockholder shall be entitled
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to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the Bylaws applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SEVENTH:
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     1.   Number of Directors.  The number of directors of the Corporation shall
          -------------------
be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than one (1). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

     2.   Term of Office; Quorum; Vacancies.  A director shall hold office until
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the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Subject to the Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office even though less than a quorum and shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office.

     3.   Removal.  Any director may be removed upon the affirmative vote of the
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holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

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     EIGHTH: For the management of the business and for the conduct of the
     ------
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (i) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (ii) The directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

          (iii) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware Law, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     NINTH:
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     1.   Stockholder Meetings; Keeping of Books and Records.  Meetings of
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stockholders may be held within or outside the State of Delaware as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     2.   No Written Ballot.  Elections of directors need not be by written
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ballot unless the Bylaws of the Corporation shall so provide.

     TENTH:
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     1.   Limits on Director Liability.  A director of the Corporation shall not
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be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent now or hereafter permitted by Delaware Law.

     2.   Indemnification.  Each person (and the heirs, executors or
          ---------------
administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent now or hereafter permitted by Delaware Law. The right to indemnification and the right to the advancement to expenses by the Corporation conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent now or hereafter authorized by

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Delaware Law. The rights to indemnification and to advancement of expenses conferred in this ARTICLE TENTH shall be contract rights.

     3.   Additional Indemnification.  The Corporation may, by action of its
          --------------------------
Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     4.   Insurance.  The Corporation shall have power to purchase and maintain
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insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

     5.   Other Rights.  The rights and authority conferred in this ARTICLE
          ------------
TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     6.   Effect of Amendments.  Neither the amendment, change, alteration nor
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repeal of this ARTICLE TENTH, nor the adoption of any provision of this
Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TENTH or the rights or any protections afforded under this ARTICLE TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     ELEVENTH: The Corporation reserves the right to repeal, alter or amend
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this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the Bylaws and applicable law and thereafter approved by the stockholders.

     TWELFTH: The Corporation has elected to not be governed by Section 203
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of the Delaware Law.  This election shall take effect on June 21, 2001.

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I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my signature as of June 21, 2001.


By: /s/ Christopher N. Travers
   ----------------------------
   Christopher N. Travers

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